UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 12, 2015

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard®

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 12, 2015, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), announced that it had signed a definitive agreement to acquire SunGard, a Delaware corporation (the “Company”). Under the terms of the definitive agreement, FIS will acquire all of the outstanding equity of SunGard for a combination of cash and stock valuing the Company at an unaffected enterprise value of $9.1 billion, including the assumption of SunGard debt, which FIS has announced it expects to refinance. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close during the fourth quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD
SUNGARD CAPITAL CORP. II
SUNGARD DATA SYSTEMS INC.

Date: August 12, 2015	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President-Legal and
Chief Legal Officer